UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

August 25, 2014

DigiPath, Inc.

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

000-54239	27-3601979
(Commission File Number)	(IRS Employer Identification No.)

6450 Cameron St Suite 113
Las Vegas, NV 89118

(Address of Principal Executive Offices and zip code)

(702) 527-2060

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2014, the Board of Directors of DigiPath,Inc. (“DigiPath”, “our” or “us”), approved the following appointments and changes to our management team, effective August 19, 2014:

●	Joe Tanner, our Executive Chairman of the Board, was appointed to serve as the President and Chief Executive Officer of DigiPath;

●	Steven D. Barbee, our interim Chief Executive Officer and director, shall continue to serve as the President of DigiPath Corp., our wholly-owned subsidiary dedicated to digital pathology;

●	Todd Denkin, our President and director, was appointed to serve as DigiPath’s Senior Vice President and Chief Marketing Officer and, upon its formation, the President of The National Marijuana News Corp.;

●	Justin Lee, our current Director of Business Development, was promoted to serve as DigiPath’s Vice President of Corporate Development;

●	David Williams, our interim Chief Financial Officer, was appointed to also serve as DigiPath’s Secretary, in addition to his position as our interim Chief Financial Officer.

Each of Messrs. Tanner, Barbee and Denkin continue to serve on DigiPath’s Board of Directors.

Justin Lee, age 34,our Vice President of Corporate Development, joined us as our Director of Business Development on April 15, 2014. Prior to joining us, Mr. Lee served as the Chief Financial Officer and Operations Manager for 710Labs, an extraction laboratory located in Boulder, Colorado, that processed cannabis concentrates for more than 50 dispensaries, from April 2012 to April 2014. Mr. Lee also served as the Chief Financial Officer of Greenest Green LLC, a cannabis cultivation facility located in Boulder, Colorado, that provided award-winning cannabis from April 2012 to April 2014. From November 2008 until March 2012, Mr. Lee competed as a mixed martial artist while concurrently working as a trainer and coach in the sport, mentoring beginners as well as seasoned professionals. Mr. Lee received his Bachelor of Arts degree in Modern Languages and Linguistics from the University of Maryland Baltimore County (UMBC) in 2004 and a Masters’ Degree in Sports Marketing and Business Administration from Georgetown University in 2011.

We expect to engage in further discussions with Mr. Tanner regarding the terms of his compensation for serving as our President and Chief Executive Officer. The compensation arrangements of Messrs. Barbee, Denkin, Lee and Williams will remain at current levels but will be subject to review and adjustment on or about October 31, 2014, with respect to Mr. Barbee, and at the calendar year end with respect to Messrs. Denkin and Lee.

Item 7.01 Regulation FD Disclosure.

Press Release

On August 25, 2014, DigiPath issued a press release announcing the above-described changes in management. A copy of this press release is attached hereto as Exhibit 99.1.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in this Current Report on Form 8-K (including Exhibit 99.1 referenced in Item 9.01 below) shall not be incorporated by reference into any registration statement, report or other document filed by DigiPath pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD. The press release contains references to our websites. Information on our websites is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document Description

99.1	Press release dated August 25, 2014, announcing various management changes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DigiPath, Inc.

Date:	August 25, 2014

By:	/s/ David J. Williams
David J. Williams
Chief Financial Officer